Exhibit 3.307

ARTICLES OF INCORPORATION

OF

SUN CITY HOSPITAL, INC.

We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Florida General Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

FIRST: The name of the corporation is Sun City Hospital, Inc.

SECOND: The corporation is organized pursuant to the provisions of the Florida General Corporation Act.

THIRD: The period of its duration is perpetual.

FOURTH: The purpose or purposes for which the corporation is organized are:

(a) To purchase, lease, or otherwise acquire, to operate, and to sell, lease, or otherwise dispose of hospitals, convalescent homes, nursing homes and other institutions for the medical care and treatment of patients; to purchase, manufacture, or prepare and to sell or otherwise deal in, as principal or as agent, medical equipment or supplies; to construct, or lease, and to operate restaurants, drug stores, gift shops, laundries, buildings, and other facilities in connection with hospitals or other medical facilities owned or operated by it.

(b) To consult with owner of hospitals, and all other healthcare or medically-oriented facilities or thereof regarding any matters related to the construction, design, ownership, staffing or operation of such facilities.

(c) To provide consultation, advisory, training and management services to any business, whether corporation, trust, association, partnership, joint venture or proprietorship.

(d) To purchase or otherwise acquire, to hold and to sell or otherwise dispose of the stocks, bonds and other securities of any corporation, foreign or domestic; to exercise all powers and any or all rights and privileges of individual ownership or interest in respect to any and all such securities, to manage and to aid in any manner by loan, guarantee, or otherwise, any corporation or corporations of which any securities are held by the corporation; and to do any and all acts or things necessary, expedient or calculated to protect, preserve or enhance the value of any such securities;

(e) To act as a trustee in any capacity;

(f) To do everything necessary, suitable, or proper for the accomplishment of purposes expressed herein or for the effectuation of the powers granted herein, either alone or in association with other persons, firms, corporations, or other bodies politic in any legal capacity or relationship and to do every other act that a natural person could do;

(g) To engage in any other activity or activities which a corporation may perform for a lawful purpose or purposes under the Florida General Corporation Act, either for its own account, or for others as agent.

FIFTH: The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) of the par value of One Dollar ($1.00) each.

SIXTH: The corporation will not commence business until it has received the sum of One Thousand Dollars ($l,000.00) as consideration for the issuance of shares.

SEVENTH: Shareholders shall not have preemptive rights.

EIGHTH: The address of the initial registered office of the corporation is 8751 West Broward Boulevard, Plantation, Florida 33324 and the name of its initial registered agent at such address is CT Corporation System.

NINTH: The number of directors constituting the initial board of directors shall be four (4); and the names and addresses of each person who is to serve as a member thereof until the organizational meeting of the shareholders are:

NAME	ADDRESS
John O. Colton	One Park Plaza, Nashville, TN

Joseph DiLorenzo	One Park Plaza, Nashville, TN

James S. Main	One Park Plaza, Nashville, TN

James K. Don	One Park Plaza, Nashville, TN

TENTH: The name and addresses of each incorporator is:

NAME	ADDRESS
David W. Hickey	One Park Plaza, Nashville, TN

Bettye D. Daugherty	One Park Plaza, Nashville, TN

In witness whereof, we have hereunto set our hands this 27th day of April, 1987.

David W. Hickey

Bettye D. Daugherty

State of TENNESSEE	)
County of DAVIDSON	)

I, Patricia D. Kirk, a Notary Public, do hereby certify that on this 29th day of April, 1987, personally appeared before me, David W. Hickey and Bettye D. Daugherty, who each being by me first duly sworn, severally declare that they are the persons who signed the foregoing document as incorporators, and that the statements therein contain are true.

Notary Public

My Commission Expires: 1/9/91

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